Exhibit 4.3
EXECUTION COPY
PPL CAPITAL FUNDING, INC.,
Issuer
and
PPL CORPORATION,
Guarantor
to
THE BANK OF NEW YORK MELLON,
Trustee

Supplemental Indenture No. 2
Dated as of June 28, 2010
Supplemental to the Subordinated Indenture dated as of March 1, 2007
Establishing a series of Securities designated
4.625% Junior Subordinated Notes due 2018
limited in aggregate principal amount to $1,150,000,000

     SUPPLEMENTAL INDENTURE No. 2, dated as of June 28, 2010, among PPL CAPITAL FUNDING, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), PPL CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Guarantor”), and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation, as Trustee (herein called the “Trustee”), under the Subordinated Indenture dated as of March 1, 2007 (hereinafter called the “Original Indenture”), this Supplemental Indenture No. 2 being supplemental thereto. The Original Indenture, as supplemented by this Supplemental Indenture No. 2, and as may be further supplemented or amended from time to time, is hereinafter sometimes collectively called the “Indenture.”
Recitals of the Company and the Guarantor
     The Original Indenture was authorized, executed and delivered by the Company and the Guarantor to provide for the issuance by the Company from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and for the Guarantee by the Guarantor of the payment of the principal, premium, if any, and interest, if any, on such Securities.
     As contemplated by Sections 301 and 1201(f) of the Original Indenture, the Company wishes to establish a series of Securities to be designated “4.625% Junior Subordinated Notes due 2018” (the “Notes”) to be limited in aggregate principal amount (except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture) to $1,150,000,000.
     As contemplated by Sections 201 and 1415 of the Original Indenture, the Guarantor wishes to establish the form and terms of the Guarantees to be endorsed on the Notes.
     The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 2 to establish the Notes and has duly authorized the issuance of such Notes; the Guarantor has duly authorized the execution and delivery of this Supplemental Indenture No. 2 and has duly authorized its Guarantees of the Notes; and all acts necessary to make this Supplemental Indenture No. 2 a valid agreement of the Company and the Guarantor, to make the Notes valid obligations of the Company, and to make the Guarantees valid obligations of the Guarantor, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE No. 2 WITNESSETH:
     For and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE 1
Definitions
     Section 1.01. Relation to Original Indenture. This Supplemental Indenture No. 2 constitutes an integral part of the Original Indenture, and supplements and amends the Original Indenture solely with respect to the Notes.
     Section 1.02. Definition of Terms. For all purposes of this Supplemental Indenture No. 2:
     (a) a term not defined herein that is defined in the Original Indenture has the same meaning when used in this Supplemental Indenture No. 2;
     (b) the definition of any term in this Supplemental Indenture No. 2 that is also defined in the Original Indenture shall supersede the definition of such term in the Original Indenture;
     (c) a term not defined herein or in the Original Indenture shall have the meaning set forth in the Purchase Contract and Pledge Agreement;
     (d) a term defined anywhere in this Supplemental Indenture No. 2 has the same meaning throughout;
     (e) the singular includes the plural and vice versa;
     (f) headings are for convenience of reference only and do not affect interpretation;
     (g) the following terms have the meanings given to them in this Section 1.02(g):
     “Applicable Ownership Interest in Notes” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Applicable Remarketing Period” has the meaning set forth in the Purchase Contract and Pledge Agreement.

     “Beneficial Owner” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Blackout Period” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Business Day” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that Person.
     “Cash Settlement” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Collateral Account” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Collateral Agent” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Collateral Substitution” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Corporate Unit” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Coupon Rate” has the meaning set forth in Section 2.05.
     “Custodial Agent” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Deferral Period” means the period beginning on the Interest Payment Date for which the Company has elected to defer the Interest Payment in accordance with Section 2.06 and ending on the earlier of (a) the third anniversary of the Interest Payment Date on which the Interest Payment was originally scheduled to be paid and (b) July 1, 2015.
     “Deferred Interest” has the meaning set forth in Section 2.06.
     “Depositary” means a clearing agency registered under Section 17A of the Securities and Exchange Act (“Exchange Act”) that is designated to act as depositary for the Global Notes as contemplated by Section 2.04.

     “Depositary Participant” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Early Settlement” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Failed Final Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Failed Optional Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Failed Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Final Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Final Remarketing Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Final Remarketing Period” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Fundamental Change Early Settlement” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Global Note” has the meaning set forth in Section 2.04.
     “Holder” means (a) with respect to the Corporate Units or the Treasury Units, such term as defined in the Purchase Contract and Pledge Agreement and (b) with respect to the Notes, the Person in whose name at the time a particular Note is registered on the books of the Trustee kept for that purpose.
     “Increased Principal Amount” has the meaning set forth in Section 2.09.
     “Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the Notes due on such Interest Payment Date.
     “Interest Payment Date” has the meaning set forth in Section 2.05.
     “Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date (or if none, the date hereof) to, but excluding, such Interest Payment Date.
     “New Notes” has the meaning set forth in Section 7.05(a).

     “Optional Remarketing Settlement Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.
     “Plan” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Pledged Applicable Ownership Interests in Notes” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Pledged Note” has the meaning set forth in Section 2.09.
     “Purchase Contract” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Purchase Contract Agent” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement, dated as of June 28, 2010, among the Company, The Bank of New York Mellon, as Purchase Contract Agent and attorney-in-fact for Holders of the Purchase Contracts, and The Bank of New York Mellon, as Collateral Agent, Custodial Agent and Securities Intermediary, as amended from time to time.
     “Purchase Contract Settlement Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Put Price” has the meaning set forth in Section 7.04(a).
     “Put Right” has the meaning set forth in Section 7.04(a).
     “Quotation Agent” means any primary United States government securities dealer in New York City selected by the Company or the Guarantor.
     “Record Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Redemption” means the redemption of the Notes pursuant to the terms of Section 3.01.
     “Redemption Date” has the meaning set forth in Section 3.01.

     “Redemption Price” means, for any Note the principal amount of such Note, plus accrued and unpaid interest (including Deferred Interest and compounded interest thereon), if any, to but excluding the Redemption Date.
     “Reduced Principal Amount” has the meaning set forth in Section 2.09.
     “Regular Record Date” means, with respect to any Interest Payment Date for the Notes, March 15, June 15, September 15 and December 15, as the case may be, immediately preceding the applicable Interest Payment Date, regardless of whether such day is a Business Day; provided that if any of the Notes are held by a securities depository in book-entry form, the Regular Record Date for such Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.
     “Released Note” has the meaning set forth in Section 2.09.
     “Relevant Fraction” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Remarketed Notes” means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate principal amount of Notes underlying the Pledged Applicable Ownership Interests in Notes and the Separate Notes, if any, subject to Remarketing as identified to the Remarketing Agent(s) by the Purchase Contract Agent and the Custodial Agent, respectively, in each case pursuant to the terms of the Purchase Contract and Pledge Agreement.
     “Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Remarketing Agent(s)” means any Remarketing Agent(s) appointed by the Company or the Guarantor, pursuant to the Remarketing Agreement.
     “Remarketing Agreement” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Remarketing Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Remarketing Price” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Remarketing Settlement Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Reset Rate” has the meaning set forth in the Purchase Contract and Pledge Agreement.

     “Senior Indenture” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Separate Notes” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Separate Notes Purchase Price” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Stated Maturity” has the meaning set forth in Section 2.02.
     “Subjected Note” has the meaning set forth in Section 2.09.
     “Successful Optional Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Successful Final Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Successful Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Termination Event” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Tranche” means a group of Notes which (a) are issued under the Indenture (or the Senior Indenture, if applicable) by the Company after a Successful Remarketing and (b) have the terms as provided in this Supplemental Indenture No. 2.
     “Treasury Unit” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Treasury Portfolio Purchase Price” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Treasury Portfolio” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Unit” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     The terms “Company,” “Guarantor,” “Trustee,” “Indenture,” “Original Indenture,” “Securities” and “Notes” shall have the respective meanings set forth in the recitals and the paragraph preceding the recitals to this Supplemental Indenture No. 2.

ARTICLE 2
General Terms and Conditions of the Notes
     Section 2.01. Designation and Principal Amount. There is hereby created a series of Securities designated “4.625% Junior Subordinated Notes due 2018” and limited in aggregate principal amount to $1,150,000,000, except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture; provided, however, that the Company, without notice to or consent of the Holders, may issue additional Notes and thereby increase such principal amount in the future, on the same terms and conditions (except for the issue date and, if applicable, the date from which interest accrues and the first Interest Payment Date) as the Notes. The forms and terms of the Notes and the Guarantees shall be established in this Supplemental Indenture No. 2 as contemplated by Section 301 of the Original Indenture.
     Section 2.02. Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest (other than Deferred Interest and compounded interest thereon, which will be due and payable at the end of the Deferral Period described in Section 2.06), is, initially, July 1, 2018; provided, however, such date may be changed as set forth in Section 7.05 hereto (such applicable date, the “Stated Maturity”).
     Section 2.03. Form, Payment and Appointment. (a) Except as provided in Section 2.04, the Notes shall be issued in fully registered, certificated form, without coupons bearing identical terms. Notes corresponding to Applicable Ownership Interests in Notes that are components of Corporate Units shall be registered in the name of the Purchase Contract Agent. Principal of and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee in The City of New York, which is located at 101 Barclay Street, New York, New York, 10286; provided, however, that, except as otherwise provided in the form of Note attached hereto as Exhibit A, payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register, and provided, further, that the Company, in its discretion may change the Place of Payment of the Notes, may remove the Paying Agent and may appoint one or more additional Paying Agents. Payments with respect to any Global Note will be made by wire transfer to the Depositary. The Paying Agent and the Security Registrar for the Notes shall initially be the Trustee.
     (b) The Notes shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that upon the release by the Collateral Agent of Notes underlying the Pledged Applicable Ownership Interests in Notes in accordance with Section 3.15 of the Purchase Contract and Pledge Agreement (other than any release of Notes underlying Pledged Applicable Ownership Interests in Notes in connection with (i) the creation of Treasury Units by Collateral Substitution, (ii) a Successful Remarketing, (iii) Fundamental Change Early Settlement, (iv) Early Settlement with separate cash or (v) Cash Settlement, in accordance with Section 3.13, Section 5.02, Section 5.05(b)(ii), Section 5.08 or Section 5.03 of the Purchase Contract and Pledge Agreement, as the case may be), the Notes shall be issuable in denominations of $50 and integral multiples of $50 in excess thereof.
     Section 2.04. Global Notes. Notes corresponding to Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be issued in permanent global form (a “Global Note”), and if issued as one or more Global Notes, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate. On the date on which the Notes registered in the name of the Purchase Contract Agent pursuant to Section 2.03 are issued, the Company shall also issue one or more Global Notes, registered in the name of the Depositary or its nominee, each having a zero principal balance. Upon the creation of Treasury Units, or the re-creation of Corporate Units or in any other case where the Collateral Agent releases Notes underlying the Pledged Applicable Ownership Interests in Notes, an appropriate annotation shall be made on the Schedule of Increases or Decreases in Note on the Global Notes held by the Depositary and on the Pledged Note held by the Collateral Agent. Notes represented by the Global Notes will be exchangeable for Notes in certificated form only (x) if the Depositary (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 90 days after such notice or cessation or (y) following the request of any Holder or Beneficial Owner of Corporate Units or Treasury Units seeking to exercise or enforce its rights under such Corporate Units or Treasury Units or (z) upon re-creation of Corporate Units; provided, subject to Section 2.03, that the Notes in certificated form so issued in exchange for the Global Notes shall be in denominations of $1,000 or any whole multiple of $1,000 above that amount and shall be of like aggregate principal amount and tenor as the portion of the Global Note to be exchanged. Except as provided above, owners of beneficial interest in a Global Note will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the Holders thereof for any purpose under the Indenture. Unless and until such Global Note is exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the

Company or to a nominee of such successor Depositary. Any Global Note that is exchangeable pursuant to clause (x) of the fourth sentence of this Section 2.04 shall be exchangeable for Notes in certificated form registered in such names as the Depositary shall direct.
     Section 2.05. Interest. (a) Subject to Section 2.06 of this Supplemental Indenture No. 2 and Section 307 of the Original Indenture, and Section 7.05 hereof, interest on the Notes shall be payable quarterly in arrears on January 1, April 1, July 1, October 1 of each year (each, an “Interest Payment Date”), commencing October 1, 2010, and at Maturity (whether at the Stated Maturity, upon Redemption, or otherwise), to the Person in whose name the relevant Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date except that interest payable at the Stated Maturity or Redemption shall be paid to the Person to whom principal is payable.
     (b) The Notes will bear interest initially at the rate of 4.625% per year (the “Coupon Rate”) from and including June 28, 2010 to, but excluding, the date the principal amount thereof is paid or made available for payment, or in the event of a Successful Remarketing, the Remarketing Settlement Date. In the event of a Successful Remarketing of the Notes, the interest rate applicable to each Tranche of Notes (regardless of whether such Notes are Remarketed Notes) may be reset by the Remarketing Agent(s) to the Reset Rate with effect from the Remarketing Settlement Date, as set forth in Section 7.03. If the interest rate is so reset, the Notes in such Tranche will bear interest at the applicable Reset Rate from, and including, the Remarketing Settlement Date to, but excluding, the date the principal amount thereof is paid or made available for payment. Following a Successful Remarketing, if any Tranche of the Remarketed Notes are fixed-rate notes, interest on such Tranche of Notes will be payable on a semi-annual basis. If there is not a Successful Remarketing of the Notes, the Coupon Rate will not be reset and the Notes shall continue to bear interest at the Coupon Rate. The Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case interest on such amounts with respect to a Tranche of Notes shall accrue at the Reset Rate for such Tranche from and including the Remarketing Settlement Date, compounded on each applicable Interest Payment Date for such Tranche thereafter.
     Section 2.06. Deferral of Interest. (a) Prior to July 1, 2013, in accordance with Section 2.06(c) below and subject to the restrictions set forth in Section 8.01, the Company may elect at one or more times to defer payment of interest on the Notes (such unpaid interest, the “Deferred Interest”) for one or more consecutive Interest Periods; provided that each deferred Interest Payment may only be deferred until the earlier of (i) the third anniversary of the Interest Payment Date on which the original Interest Payment was scheduled to be paid and (ii) July 1, 2015. If all Deferred Interest has been paid (including compounded interest thereon), the Company may again defer Interest Payments subject to and in accordance with the terms of this Section 2.06. For the avoidance of doubt, in all cases, including in the event of a Failed Remarketing, the Company shall have no right to defer the payment of interest on the Notes beyond July 1, 2015.
     (b) Deferred Interest on the Notes will bear interest at the Coupon Rate and subject to applicable law, and such interest will be compounded on each Interest Payment Date unless paid on the applicable Interest Payment Date, in each case in accordance with the second sentence of Section 2.06(a) above.
     (c) In the event that the Company elects to defer any Interest Payment, the Company shall notify the Trustee and the Holders in writing of such election at least one Business Day prior to the Regular Record Date for the Interest Payment Date on which the Company intends to begin a Deferral Period; provided, however, that the Company’s or the Guarantor’s failure to pay the interest owed on a particular Interest Payment Date shall also constitute the commencement of a Deferral Period, unless such interest is paid within five (5) Business Days after such Interest Payment Date, whether or not the Company provides a notice of deferral.
     (d) The Company or the Guarantor may pay Deferred Interest (including compounded interest thereon) in cash on any scheduled Interest Payment Date occurring on or prior to July 1, 2015. Deferred Interest paid on any Interest Payment Date shall be payable to the Person in whose name the Notes are registered at the close of business on the Regular Record Date next preceding such Interest Payment Date.
     (e) In connection with any Successful Final Remarketing of the Notes, all accrued and unpaid Deferred Interest (including compounded interest thereon) shall be paid to the Holders of Notes (whether or not such Notes were remarketed in such Remarketing) on the Purchase Contract Settlement Date in cash.
     (f) The Company shall not be permitted to defer the interest payable on the Purchase Contract Settlement Date with respect to any Notes that are successfully remarketed during the Final Remarketing Period.
     (g) In the event there is any Deferred Interest outstanding, the Company may not elect to conduct an Optional Remarketing.
     Section 2.07. Satisfaction and Discharge. The Notes shall not be subject to satisfaction and discharge under Section 701 of the Original Indenture.
     Section 2.08. No Sinking Fund or Repayment at Option of the Holder. The Notes are not entitled to the benefit of any sinking fund, and Article Five of the Original Indenture shall not apply to the Notes.

     Section 2.09. Increase and Decrease in Pledged Note. In the event that any Notes underlying Pledged Applicable Ownership Interests in Notes are to be released from the Pledge following a Termination Event, Collateral Substitution, Cash Settlement, Successful Remarketing, Early Settlement or Fundamental Change Early Settlement pursuant to the Purchase Contract and Pledge Agreement (a “Released Note”), such release and delivery shall be evidenced by an endorsement by the Collateral Agent on the Note held by the Collateral Agent (the “Pledged Note”) reflecting a reduction in the principal amount of such Pledged Note equal in amount (the “Reduced Principal Amount”) to the principal amount of the Released Note. The Collateral Agent shall confirm any such Reduced Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Note evidencing such Reduced Principal Amount to the Trustee at the telecopier number or address of the Trustee provided for notices to the Trustee in the Purchase Contract and Pledge Agreement (or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall instruct the Custodial Agent to increase the principal amount of a Global Note held by the Custodial Agent in an amount equal to the Reduced Principal Amount by an endorsement made by the Custodial Agent on such Global Note to reflect such increase. In the event that a Note is transferred to the Collateral Agent pursuant to Section 3.14 of the Purchase Contract and Pledge Agreement (a “Subjected Note”) in connection with the re-creation of Corporate Units, such transfer shall be evidenced by an endorsement by the Collateral Agent on the Pledged Note held by the Collateral Agent reflecting an increase in the principal amount of such Pledged Note equal in amount (the “Increased Principal Amount”) to the principal amount of such Subjected Note. The Collateral Agent shall confirm any such Increased Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Note evidencing such Increased Principal Amount to the Trustee at the telecopier number or address of the Trustee provided for notices to the Trustee in the Purchase Contract and Pledge Agreement (or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall instruct the Custodial Agent to decrease the principal amount of the Global Note held by the Custodial Agent in an amount equal to the Increased Principal Amount by an endorsement made by the Custodial Agent on such Global Note to reflect such decrease.
ARTICLE 3
Redemption of the Notes
     Section 3.01. Optional Redemption. The Company may, at its option, redeem the Notes, in whole but not in part, on a date not earlier than July 1, 2015, at a price per Note equal to the Redemption Price, payable on the date of redemption (such date, the “Redemption Date”). The Company may at any time irrevocably waive the right to redeem the Notes for any specified period (including the remaining term of the Notes). The Company shall not redeem the Notes, if the Notes have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all Outstanding Notes for all Interest Periods terminating on or prior to the Redemption Date.
     Section 3.02. Effect of Redemption. Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, once notice of Redemption is given and funds are irrevocably deposited, in each case, in accordance with Sections 404 and 603 of the Original Indenture, (a) interest shall cease to accrue on the Notes immediately prior to the close of business on the Redemption Date, (b) the Notes shall no longer be Outstanding and (c) all rights of the Holders in respect of the Notes shall terminate and lapse (other than the right to receive any amount owed in connection with a Redemption but without interest on such amount).
     Section 3.03. Redemption Procedures. Notice of Redemption shall be given as provided for in accordance with Section 404 of the Original Indenture.
     Section 3.04. No Other Redemption. Except as set forth in this Article 3 and Section 7.05, the Notes shall not be redeemable by the Company prior to the Stated Maturity.
ARTICLE 4
Form of Note and Form of Guarantee
     Section 4.01. Form of Note and Form of Guarantee. The Notes and the Guarantees and the Trustee’s certificate of authentication to be endorsed on the Notes are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.
ARTICLE 5
Original Issue of Notes
     Section 5.01. Original Issue of Notes. Notes in the aggregate principal amount of $1,150,000,000 may from time to time, upon execution of this Supplemental Indenture No. 2, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the order of the Company as set forth in a Company

Order pursuant to Section 303 of the Original Indenture without any further action by the Company (other than as required by the Original Indenture).
ARTICLE 6
Modification of Indenture
     Section 6.01. Modification of Indenture with Consent of Holders of Notes. As set forth in Section 1202 of the Original Indenture (and except as otherwise provided herein), with the consent of the Holders of at least a majority in the aggregate principal amount of Securities of all outstanding series (except as otherwise provided in said Section 1202), the Company, the Guarantor and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto or to the Original Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or this Supplemental Indenture No. 2 or of modifying in any manner the rights of the Holders of the Securities; provided, however, that if the Notes have been remarketed in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of only one Tranche, then such supplemental indenture shall only require the consent of the Holders of a majority in the aggregate principal amount of the Notes of such Tranche, considered as one class; provided, however, that, in addition to Sections 1202(a), (b) and (c) of the Original Indenture, no amendment or modification may without the consent of the Holders of each Note directly affected thereby: (i) cause a “significant modification” of the Notes within the meaning of Treasury Regulation § 1.1001-3, (ii) modify the Put Right of Holders of the Notes upon a Failed Remarketing in a manner adverse to the Holders or (iii) modify the Remarketing provisions of the Notes in a manner adverse to the Holders, it being understood that the modification of the ranking provisions (along with the related modification of the covenants and the Events of Default), elimination of the interest deferral provisions, any reset of the Coupon Rate or modification of the Stated Maturity or redemption provisions of the Notes in connection with a Successful Remarketing is permitted under the Indenture and does not require any modification to the provisions of the Indenture.
     Section 6.02. Modification of Indenture without Consent of Holders of Notes. In addition to subsections (a) through (k) of Section 1201 of the Original Indenture, without the consent of any Holder of a Note, the Company, the Guarantor and the Trustee may amend the Indenture to conform the provisions of the Indenture (insofar as they relate to the Notes) to the description of the Notes contained in the preliminary prospectus supplement dated June 21, 2010 (as supplemented by the related term sheet dated June 22, 2010) relating to the Units under the sections entitled “Description of the Equity Units,” “Description of the

Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes.”
ARTICLE 7
Remarketing
     Section 7.01. Remarketing Procedures. (a) In the case of an Optional Remarketing, unless a Termination Event has occurred prior to the Optional Remarketing Period, or in the case of a Final Remarketing, unless a Successful Optional Remarketing or Termination Event has occurred prior to the Final Remarketing Period, the Company and the Guarantor shall engage the Remarketing Agent(s) pursuant to the Remarketing Agreement for the Remarketing of the Notes into two Tranches as set forth under Section 7.05(a). The Company shall, no later than (i) in the case of an Optional Remarketing, fifteen days prior to the first day of the Optional Remarketing Period or (ii) in the case of a Final Remarketing, the third Business Day prior to the first day of the Final Remarketing Period, request that the Depositary or its nominee notify the Beneficial Owners or Depositary Participants holding Separate Notes, Corporate Units and Treasury Units, and shall provide a copy of such request to the Collateral Agent and the Purchase Contract Agent, in the case of an Optional Remarketing, of the Company’s intent to attempt an Optional Remarketing in the Applicable Remarketing Period, and in all cases, of the proposed Remarketing Dates and the procedures to be followed in each Remarketing, including the procedures to be followed by Holders of Separate Notes to participate in a Remarketing, the applicable procedures for Holders of Corporate Units to create Treasury Units or Holders of Treasury Units to recreate Corporate Units, as the case may be, the applicable procedures for Holders of Corporate Units to effect an Early Settlement and, in the case of a Final Remarketing, applicable procedures to effect a Cash Settlement and the applicable procedures that must be followed by a Holder of Separate Notes if such Holder wishes to exercise its Put Right or by a Holder if such Holder elects not to exercise its Put Right.
     (b) At any time prior to a Remarketing, other than during a Blackout Period, each Holder of Separate Notes may elect to have Separate Notes held by such Holder remarketed in any Remarketing. A Holder making such an election must, pursuant to the Purchase Contract and Pledge Agreement, notify the Custodial Agent and deliver such Separate Notes to the Custodial Agent in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn by notifying the Custodial Agent on or prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the first day of the Applicable Remarketing Period in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery not withdrawn by such time will be irrevocable with respect to each Remarketing to occur during the Applicable Remarketing Period. Pursuant to Section 5.02 of the Purchase Contract and Pledge Agreement, by 11:00 a.m., New York City time, in the case of an Optional Remarketing, or promptly after 5:00 p.m., New York City time, in the case of a Final Remarketing, on the Business Day immediately preceding the first day of the Applicable Remarketing Period, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the aggregate principal amount of Separate Notes tendered for Remarketing. Pursuant and subject to Section 5.02 of the Purchase Contract and Pledge Agreement, Notes that underlie Applicable Ownership Interests in Notes included in Corporate Units will be deemed tendered for Remarketing and will be remarketed in accordance with the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement.
     (c) The right of each Holder of Remarketed Notes to have such Notes remarketed and sold on any Remarketing Date shall be subject to the conditions that (i)(A) the Remarketing Agent conducts any Optional Remarketing or (B) in the case of a Final Remarketing, that no Successful Optional Remarketing has occurred pursuant to the terms of the Remarketing Agreement, (ii) a Termination Event has not occurred prior to such Remarketing Date, (iii) the Remarketing Agent(s) are able to find a purchaser or purchasers for Remarketed Notes at the Remarketing Price based on the Reset Rate and (iv) the purchaser or purchasers of the Remarketed Notes deliver the purchase price therefor to the Remarketing Agent as and when required.
     (d) Neither the Trustee, the Company, the Guarantor nor the Remarketing Agent(s) shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.
     Section 7.02. Remarketing. (a) Unless a Termination Event has occurred prior to such date, if the Company elects to conduct an Optional Remarketing during an Optional Remarketing Period selected by the Company pursuant to the Purchase Contract and Pledge Agreement, the Remarketing Agent shall use its reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price.
     (b) In the case there is no Successful Optional Remarketing during the Optional Remarketing Period, either because the Remarketing Agent is unable to remarket the Notes at the applicable Remarketing Price or because a condition precedent to the Remarketing has not been satisfied, and unless a Termination Event has occurred prior to such date, during the Final Remarketing Period, the Remarketing Agent shall use its reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price. The Remarketing on any Remarketing Date will be considered successful if the resulting proceeds are at least equal to the applicable Remarketing Price. The Company has the right to postpone the Final Remarketing in the Company’s absolute discretion on any day prior to the last five Business Days of the Final Remarketing Period.
     Section 7.03. Reset Rate. (a) In connection with each Remarketing, the Remarketing Agent shall determine the Reset Rate in consultation with the Company and the Guarantor (rounded to the nearest one-thousandth of one percent (0.00001) per annum).
     (b) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law.
     (c) In the event of a Successful Remarketing, the Coupon Rate shall be reset on the Remarketing Settlement Date to the Reset Rate as determined by the Remarketing Agent under the Remarketing Agreement, and the Company shall (i) notify the Trustee by an Officers’ Certificate delivered to the Trustee and (ii) request the Depositary to notify its Depositary Participants holding Notes, in each case, of the maturity date, Reset Rate, Interest Payment Dates, ranking and any other modified terms established for the Notes during the Remarketing on the Business Day following the date of the Successful Remarketing. Upon a Successful Remarketing, the Reset Rate for each Tranche shall apply to all Outstanding Notes of such Tranche, whether or not the Holders of all Outstanding Notes of such Tranche participated in such Remarketing.
     (d) If a reset occurs with respect to a Tranche of the Notes pursuant to a Successful Optional Remarketing, the Reset Rate of such Tranche shall be the interest rate determined by the Remarketing Agent(s) as the rate the Notes of such Tranche should bear in order for the aggregate principal amount of such Tranche of Notes to have an aggregate market value on the Optional Remarketing Date of at least 100% of the Relevant Fraction of the aggregate of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price, if any.
     (e) If a reset occurs with respect to a Tranche of the Notes pursuant to a Successful Final Remarketing, the Reset Rate shall be the interest rate determined by the Remarketing Agent(s) as the rate the Notes of such Tranche should bear in order for the Remarketing proceeds to equal at least 100% of the principal amount of the Notes of such Tranche being remarketed.
     (f) In the event of a Failed Final Remarketing, or if no Applicable Ownership Interests in Notes are included in Corporate Units and none of the Holders of the Separate Notes elect to have their Notes remarketed in any Remarketing, the applicable interest rate on the Notes will not be reset and will continue to be the Coupon Rate.

     (g) If there is a Failed Remarketing, the Company shall cause a notice of the unsuccessful Remarketing to be published before 9:00 a.m., New York City time on the Business Day following the Applicable Remarketing Period. This notice shall be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.
     Section 7.04. Put Right. (a) Subject to Section 7.04(b) below, if there has not been a Successful Remarketing prior to the last day of the Final Remarketing Period, Holders of Notes will, subject to this Section 7.04, have the right (the “Put Right”) to require the Company to purchase such Notes for cash on the Purchase Contract Settlement Date, at a price per Note to be purchased equal to the principal amount of the applicable Note, plus accrued and unpaid interest thereon (including all accrued and unpaid Deferred Interest, if any, and compounded interest thereon) to, but excluding, the Purchase Contract Settlement Date (the “Put Price”).
     (b) The Put Right of Holders of Applicable Ownership Interests in Notes that are part of Corporate Units will be deemed to be automatically exercised, in whole but not in part, in accordance with Section 5.02 of the Purchase Contract and Pledge Agreement (unless any such Holder has settled the related Purchase Contracts with separate cash on or prior to the Purchase Contract Settlement Date pursuant to the Purchase Contract and Pledge Agreement), in which case the Company is not required to provide notice of Redemption or follow any of the other Redemption procedures outlined under Article 3.
     (c) The Put Right of a Holder of a Separate Note shall only be exercisable upon delivery of a notice substantially in the form attached as Exhibit B hereto, together with such Holder’s Separate Notes, to the Trustee by such Holder at or prior to 11:00 a.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Put Right for a Holder of a Separate Note may be exercised with respect to all or a portion of such Holder’s Separate Notes (so long as such portion is an integral multiple of $1,000 principal amount). On or prior to the Purchase Contract Settlement Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Notes with respect to which a Holder has exercised a Put Right. In exchange for any Separate Notes surrendered pursuant to the Put Right, the Trustee shall then distribute such amount to the Holders of such Separate Notes.
     (d) Notes purchased pursuant to the Put Right shall be cancelled by the Trustee.

     Section 7.05. Modification of Terms in Connection with a Successful Remarketing.
     (a) The Notes to be remarketed in an Optional Remarketing or a Final Remarketing shall be divided into two Tranches, such that neither Tranche will have an aggregate principal amount of less than the lesser of $300 million and 50% of the aggregate principal amount of the Notes to be remarketed. One Tranche shall mature on or about the third anniversary of the Remarketing Settlement Date and the other shall mature on or about the fifth anniversary of the Remarketing Settlement Date. The interest deferral provisions of the Notes shall not apply to the Notes remarketed in a Remarketing. The subordination provisions of the Notes and the Guarantee shall not apply to the Notes remarketed in a Final Remarketing, unless the Company makes an irrevocable election otherwise, which shall apply to both Tranches, by notice to the Trustee at any time on or prior to December 28, 2010. Unless the Company so elects, the Notes remarketed in the Final Remarketing shall be the senior, unsecured obligations of the Company guaranteed on a senior, unsecured basis by the Guarantor and governed by the Senior Indenture and a supplemental indenture reflecting any terms of the Notes that the Company and the Guarantor elect to modify (consistent with Section 1202 of the Original Indenture and Article 6 of this Supplemental Indenture No.2) without the consent of any Holders of Notes in connection with the Remarketing. The Company shall allocate the Notes whose Holders elect not to participate in any Remarketing, without any requirement for the consent of such Holders, into these two Tranches, such that neither Tranche immediately after the related Remarketing Settlement Date will have an aggregate principal amount of less than the lesser of $300 million and 50% of the aggregate principal amount of the Notes then Outstanding. On the Business Day following the Optional Remarketing Date or the Final Remarketing Date, as applicable, the Company shall notify Holders of Separate Notes who decided not to participate in the Remarketing how the Company allocated the Notes of such Holders between the two Tranches. Such Holders shall deliver their Separate Notes to the Trustee for cancellation and shall receive in exchange therefor notes issued under the Indenture or Senior Indenture, as applicable, having the terms related to the Tranche allocated to such Holders (the “New Notes”). Until such Holders have delivered their Separate Notes as aforesaid and received the applicable New Notes in exchange therefor, the Separate Notes held by such Holders shall be deemed to evidence the New Notes of the applicable Tranche.
     (b) In addition to the modification of the ranking provisions (along with the related modification of the covenants and the Events of Default), elimination of the interest deferral provisions, modification of the Stated Maturity and any reset of the Coupon Rate in connection with a Successful Remarketing of a Tranche of Notes, without the consent of any of the Holders of the Notes, in consultation with the Remarketing Agent and the Guarantor, the Company may (but will not be required to) make any of the following elections:

     (i) extend the earliest Redemption Date on which the Company may redeem the Notes of such Tranche from July 1, 2015 to a later date or to eliminate the redemption provisions of the Notes of such Tranche altogether;
     (ii) calculate interest on the Notes of such Tranche on a fixed or floating rate basis, and if such Tranche of Notes shall accrue interest on a floating rate basis, to establish new Interest Payment Dates for such Tranche on a quarterly basis or if such Tranche of Notes shall accrue interest on a fixed rate basis, to establish new Interest Payment Dates for such Tranche on a semi-annual basis.
     (c) Any such elections described above shall be made by irrevocable notice to the Trustee set forth in an Officers’ Certificate delivered to the Trustee at least 21 Business Days prior to the first day of the Applicable Remarketing Period (or by such later date as shall be acceptable to the Trustee), who in turn, will notify the Holders of the Corporate Units and Separate Notes at least 16 Business Days prior to the first day of any Applicable Remarketing Period, and will be effective on the Remarketing Settlement Date and will apply to all of the Notes, regardless of whether the Notes were included in the Successful Remarketing.
ARTICLE 8
Certain Restrictions
     Section 8.01. Dividend and Other Payment Stoppage During Interest Deferral and Under Certain Other Circumstances. (a) The Guarantor hereby agrees that until the earlier of (i) the Purchase Contract Settlement Date for the Notes and (ii) the Optional Remarketing Settlement Date, if: (x) an Event of Default has occurred and is continuing; (y) the Company has given notice of its election to defer Interest Payments but the related Deferral Period has not yet commenced; or (z) a Deferral Period is continuing with respect to the Notes, the Guarantor shall not:
     (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Guarantor’s Capital Stock;
     (ii) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of the Guarantor’s debt securities that upon the Guarantor’s liquidation rank pari passu with, or junior in interest to, the Guarantee (as of their date of issuance and not taking into account any modifications to the terms of the Notes in connection with a Successful Remarketing); or

     (iii) make any guarantee payments regarding any guarantee by the Guarantor of securities of any of its subsidiaries (other than the Company) if the guarantee ranks pari passu with, or junior in interest to, the Notes (as of their date of issuance and not taking into account any modifications to the terms of the Notes in connection with a Successful Remarketing).
     (b) Notwithstanding the provisions of Section 8.01(a), the restrictions contemplated by Section 8.01(a) shall not apply to:
     (i) any repurchase, redemption or other acquisition of shares of the Guarantor’s Capital Stock in connection with:
     (A) any employment contract, Plan or other similar arrangement offered by the Guarantor or any of its subsidiaries with or for the benefit of one or more employees, officers, directors, consultants or independent contracts; or
     (B) a dividend reinvestment or stock purchase plan;
     (ii) any exchange, redemption or conversion of any class or series of the Guarantor’s Capital Stock (or any Capital Stock of any of its subsidiaries) for or to any class or series of the Guarantor’s Capital Stock or of any class or series of the Guarantor’s indebtedness for or to any class or series of the Guarantor’s Capital Stock;
     (iii) any purchase, or payment in cash in lieu of, fractional interests in shares of the Guarantor’s Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the securities being converted or exchanged;
     (iv) any declaration of a dividend in connection with the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;
     (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock; or
     (vi) any payment of current interest or deferred interest on pari passu securities during a Deferral Period that is made pro rata to the amounts due on pari passu securities and the Notes.

ARTICLE 9
Tax Treatment
     Section 9.01. Tax Treatment. The Company and the Guarantor agree, and by acceptance of a Corporate Unit or a Separate Note, each Holder (or beneficial owner) will be deemed to have agreed (unless otherwise required by any taxing authority) for U.S. federal, state and local income tax purposes (a) to treat each beneficial owner of a Corporate Unit as the owner of the applicable interests in the Collateral, including the Notes underlying the Applicable Ownership Interest in Notes constituting a part of such Corporate Unit (b) to treat the Notes as indebtedness for all tax purposes, (c) with respect to Holders who purchase Corporate Units upon issuance, to allocate, as of the date hereof, 100% of a Holder’s purchase price for a Corporate Unit to the Applicable Ownership Interests in Notes and 0% to each Purchase Contract, which will establish each Holder’s initial tax basis in each Purchase Contract as $0.00 and each Holder’s initial tax basis in each Applicable Ownership Interest in Notes as $50.00, and (d) in all events, not to take any position for U.S. federal, state or local income tax purposes that is inconsistent with or contrary to the above covenants.
ARTICLE 10
Miscellaneous
     Section 10.01. Ratification of Indenture. The Original Indenture, as supplemented by this Supplemental Indenture No. 2, is in all respects ratified, approved and confirmed, and this Supplemental Indenture No. 2 shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided and shall together constitute one and the same instrument.
     Section 10.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and the Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 2.
     Section 10.03. New York Law to Govern. THIS SUPPLEMENTAL INDENTURE NO. 2 AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THE TRUST INDENTURE ACT SHALL BE APPLICABLE.
     Section 10.04. Waiver of Trial by Jury. Each of the Company, the Guarantor and the Trustee irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture No. 2 or the transactions contemplated hereby.
     Section 10.05. Separability. In case any one or more of the provisions contained in this Supplemental Indenture No. 2 or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 2 or of the Notes, but this Supplemental Indenture No. 2 and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
     Section 10.06. Counterparts. This Supplemental Indenture No. 2 may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

PPL CAPITAL FUNDING, INC.
By:	/s/ James E. Abel
	Name:	James E. Abel
	Title:	Treasurer

PPL CORPORATION
By:	/s/ James E. Abel
	Name:	James E. Abel
	Title:	Vice President-Finance and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Christopher Curti
	Name:	Christopher Curti
	Title:	Vice President

EXHIBIT A
FORM OF NOTE
[FOR INCLUSION IN GLOBAL NOTE ONLY] [THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

PPL CAPITAL FUNDING, INC.
4.625% Junior Subordinated Note due 2018
Fully and Unconditionally Guaranteed as to Payment of Principal
and any Interest and Premium by
PPL CORPORATION

Original Issue Date:	June 28, 2010

Stated Maturity:	July 1, 2018

Initial Coupon Rate:	4.625%

Interest Payment Dates:	January 1, April 1, July 1, October 1
This Note is not a Discount Security within
the meaning of the within-mentioned Indenture
CUSIP No.: 69351T AB2
ISIN NUMBER: US69351TAB26

No.___	$ [ ]
     PPL Capital Funding, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to below), for value received, hereby promise to pay to [                  ], or registered assigns, the principal sum [of $                  ]* [as set forth in the Schedule of Increases or Decreases in Note attached hereto, which amount shall not exceed $1,150,000,000]**, on July 1, 2018 (such date is hereinafter referred to as the “Stated Maturity”), and to pay interest on said principal sum from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, subject to deferral at the Company’s election as set forth in Section 2.06 of the Supplemental Indenture No. 2 (defined herein), quarterly in arrears on January 1, April 1, July 1

*	Insert for certificated Notes.

**	Insert in Global Notes and pledged Note.

and October 1 of each year (each, an “Interest Payment Date”), commencing October 1, 2010, at the rate of 4.625% per annum (the “Initial Coupon Rate”). On and after the Purchase Contract Settlement Date or, if earlier, the Optional Remarketing Settlement Date, interest on this Note will be payable at the relevant Reset Rate or, if the interest rate has not been reset, at the Initial Coupon Rate of 4.625% per year. The Reset Rate, if any, shall be established pursuant to the terms of the Indenture (as such term is defined on the reverse of this Note) and the Remarketing Agreement.
     The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest installment, which shall be the close of business on the fifteenth calendar day (whether or not a Business Day (as hereinafter defined)) of the month immediately preceding such Interest Payment Date, provided that if this Note is held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the Business Day immediately preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Interest shall be calculated on the basis of a 360- day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period.
     Payment of the principal of and premium, if any, on this Note and interest hereon due at Maturity shall be made upon presentation of this Note at the corporate trust office of The Bank of New York Mellon in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this Note (other than interest due at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that (a) if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee or other Paying Agent and such Person and (b) if such Person is a Holder of $10,000,000 or more in aggregate principal amount of Notes such payment may be made in immediately available funds by wire transfer to such account as may have been designated in writing by the Person entitled thereto as set forth herein in time for the Paying Agent to make such payments in accordance with its normal procedures. Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in The City of New York not less than fifteen calendar days prior to the applicable payment date and, unless revoked by written notice to the Trustee received on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date, shall remain in effect with respect to any further interest payments (other than interest payments due at Maturity) with respect to this Note payable to such Holder. Payment of the principal of and premium, if any, and interest, if any, on this Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
     All capitalized terms used herein that are defined in the Indenture (as defined on the reverse hereof) have the meaning set forth therein. In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the provisions of the Indenture shall govern and control.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

PPL CAPITAL FUNDING, INC.
By:
Treasurer

[SEAL] Attested:
By:
Assistant Secretary

CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Signatory

REVERSE OF NOTE
     This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and issuable in one or more series under a Subordinated Indenture (the “Original Indenture”), dated as of March 1, 2007, among the Company, PPL Corporation (herein called the “Guarantor,” which term includes any successor under the Indenture) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented by the Supplemental Indenture No. 2, dated as of June 28, 2010, among the Company, the Guarantor and the Trustee (the “Supplemental Indenture No. 2” and, together with the Original Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $1,150,000,000; provided, however, that the Company, without notice to or consent of the Holders, may issue additional Notes and thereby increase such principal amount in the future, on the same terms and conditions (except for issue date, public offering price and, if applicable, the date from which interest accrues and the first Interest Payment Date) and with the same CUSIP number as the Notes.
     All terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.
     The Company may redeem the Notes pursuant to Article 3 of the Supplemental Indenture No. 2.
     Pursuant to Section 7.04 of the Supplemental Indenture No. 2, if there has not been a Successful Remarketing prior to the end of the Final Remarketing Period, Holders of Notes will have the right to require the Company to purchase such Notes on the Purchase Contract Settlement Date.
     The Notes are not entitled to the benefit of any sinking fund.
     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the entry into one or more supplemental indentures for purposes of amending or modifying the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture or the Supplemental Indenture No. 2 at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of all series affected (except as otherwise provided in Section 1202 of the Original Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, except as provided in Section 2.03 of the Supplemental Indenture No. 2.
     Except as provided in Section 2.04 of the Supplemental Indenture No. 2, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York.
     The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.
     No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     Pursuant to Section 2.04 of the Supplemental Indenture No. 2, Notes corresponding to Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be issued as Global Notes. Except as otherwise provided in the Indenture, or except upon recreation of Corporate Units, Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Notes in certificated form. Unless and until such Global Notes are exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

     Subject to Section 307 of the Original Indenture, prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     By acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any person acquiring a beneficial interest herein, agrees that for United States federal, state and local tax purposes it is intended that this Note constitutes indebtedness.
     Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     THIS NOTE SHALL BE GOVERNED BY AND DEEMED TO BE A CONTRACT UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

ASSIGNMENT
     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

     [please insert social security or other identifying number of assignee]

     [please print or typewrite name and address of assignee]
     the within Note of PPL CAPITAL FUNDING, INC. and does hereby irrevocably constitute and appoint      , Attorney, to transfer said Note on the books of the within-mentioned Company, with full power of substitution in the premises.
     Dated:
     Notice: The signature to this assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

SCHEDULE OF INCREASES OR DECREASES IN NOTE1
     The initial principal amount of this Note is $[             ]. The following increases or decreases in a part of this Note have been made:

	Amount of	Amount of	Principal amount of
	decrease in	increase in	this Note	Signature of
	principal	principal	following	authorized signatory
	amount of this	amount of this	such decrease	of Trustee or
Date	Note	Note	(or increase)	Custodial Agent

[1]	Insert in Global Notes and Notes that are part of Corporate Units

GUARANTEE
     PPL Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Guarantor”, which term includes any successor under the Indenture (the “Indenture”) referred to in the Note upon which this Guarantee is endorsed), for value received, hereby fully and unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of, and premium, if any, and interest, if any, on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, in accordance with the terms of such Note and of the Indenture. In case of the failure of PPL Capital Funding, Inc., a corporation organized under the laws of the State of Delaware (the “Company”, which term includes any successor under the Indenture), punctually to make any such payment (subject to the Company’s right to defer the interest payments as provided in the Note upon which this Guarantee is endorsed), the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.
     The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Note or the Indenture, any failure to enforce the provisions of such Note or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Note or the Trustee or any other circumstance that may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Note, or increase the interest rate thereon, or change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity thereof.
     The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of such Note exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Note except by complete performance of the obligations contained in such Note and in this Guarantee. This Guarantee shall constitute a guaranty of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal, or premium, if any, or interest, if any, on such

Note, whether at its Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.
     The obligations of the Guarantor hereunder with respect to such Note shall be continuing and irrevocable until the date upon which the entire principal of, premium, if any, and interest, if any, on such Note has been, or has been deemed pursuant to the provisions of Article Seven of the Indenture to have been, paid in full or otherwise discharged.
     The obligations evidenced by this Guarantee are, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Guarantor, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of a Note upon which this Guarantee is endorsed, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.
     The Guarantor shall be subrogated to all rights of the Holder of such Note upon which this Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of such Note pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and premium, if any, and interest, if any, on all Notes issued under the Indenture shall have been paid in full.
     This Guarantee shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Note upon which this Guarantee is endorsed is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of such Note, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on such Note, such Note shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.
     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Note upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.
     All terms used in this Guarantee that are defined in the Indenture shall have the meanings assigned to them in such Indenture.
     This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.
     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed as of the date first written above.

PPL CORPORATION
By:

EXHIBIT B
PUT NOTICE

TO:	PPL CAPITAL FUNDING, INC.
THE BANK OF NEW YORK MELLON
Please refer to the Indenture, dated as of March 1, 2007, among PPL Capital Funding, Inc. (the “Company”), PPL Corporation and The Bank of New York Mellon, as Trustee, as amended and supplemented by the Supplemental Indenture No. 2, dated as of June 28, 2010, among the Company, PPL Corporation and the Trustee (such Indenture as amended and supplemented, the “Indenture”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
The undersigned registered Holder of the Note designated below, which is being delivered to the Trustee herewith, hereby requests and instructs the Company to purchase such Note or the portion thereof specified below (so long as such portion is in a principal amount of $1,000 or an integral multiple thereof), in accordance with the terms of the Indenture, at the price of 100% of the principal amount of such Note (or portion thereof), plus accrued and unpaid interest thereon (including all accrued and unpaid Deferred Interest, if any, and compounded interest thereon), but excluding, the Purchase Contract Settlement Date. The Note (or portion thereof) shall be purchased by the Company as of the Purchase Contract Settlement Date pursuant to the terms and conditions specified in the Indenture.
Dated:
Signature:
NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Signature Guarantee:
Note Certificate Number (if applicable):
Principal Amount:
Portion to be purchased if other than the Principal Amount set forth above:
Social Security or Other Taxpayer Identification Number:
DTC Account Number (if applicable):
Name of Account Party (if applicable):

B-1

PAYMENT INSTRUCTIONS: The purchase price of the Note should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s)
(Please Print)

Address
(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

B-2